As filed with the Securities and Exchange Commission on March 26, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Sports Entertainment Gaming Global Corporation

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	81-1996183 (I.R.S. Employer Identification Number)

5049 Edwards Ranch Rd., 4th Floor, Fort Worth, Texas (Address of Principal Executive Offices)	76109 (Zip Code)

Lottery.com 2021 Incentive Award Plan

(Full title of the plans)

Robert J. Stubblefield

5049 Edwards Ranch Rd., 4th Floor,

Fort Worth, Texas

(737) 787-3798

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

Marc E. Rivera, Esq.

ArentFox Schiff LLP

1717 K Street, NW

Washington, DC 20006

(202) 350-3643

Facsimile: (202) 857-6395

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Sports Entertainment Gaming Global Corporation (the “Company”) is filing this registration statement on Form S-8 (the “Registration Statement”) to register an additional 3,634,348 shares of its common stock, $0.001 par value per share (“Common Stock”), issuable pursuant to the terms and in the manner set forth in the Company’s 2021 Incentive Award Plan, as amended as of February 9, 2026 (the “2021 Plan). On February 9, 2026, the stockholders of the Company approved an amendment to the 2021 Plan to, among other things, increase the number of shares of Common Stock authorized for issuance thereunder from 115,652 shares to 3,750,000 shares.

A registration statement on Form S-8 (Registration No. 333-264157) was filed with the U.S. Securities and Exchange Commission (the “Commission”) on April 6, 2022, registering the initial 65,652 shares of Common Stock authorized for issuance pursuant to the terms of, and in the manner set forth in, the 2021 Plan (the “2022 Registration Statement”). A subsequent registration statement on Form S-8 (Registration No. 333-274930) was filed with the U.S. Securities and Exchange Commission (the “Commission”) on October 11, 2023 and amended on July 3, 2025, registering an additional 50,000 shares of Common Stock authorized for issuance pursuant to the terms of, and in the manner set forth in, the 2021 Plan (the “2023 Registration Statement”).

This Registration Statement relates to securities of the same class as that to which the 2021 Registration Statement and 2023 Registration Statement relate, and is submitted in accordance with General Instruction E to Form S-8 regarding registration of additional securities. Pursuant to General Instruction E to Form S-8, the contents of the 2022 Registration Statement and 2023 Registration Statement are incorporated herein by reference and made part of this Registration Statement, except as amended hereby.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Company hereby incorporates by reference in this Registration Statement the following documents and information previously filed with the Securities and Exchange Commission:

(a) Our Annual Report on Form 10-K for the year ended December 31, 2024 (filed on April 21, 2025 and amended on April 22, 2025); and

(b) The Company’s Quarterly Report on Form 10-Q for the quarters ended March 31, 2025 (filed on May 21, 2025 and amended on October 15, 2025), June 30, 2025 (filed on August 19, 2025), and September 30, 2025 (filed on November 20, 2025);

(c) The Company’s Definitive Proxy Statement on Schedule 14A filed on January 29, 2026.

(d) The Company’s Current Reports on Form 8-K filed with the SEC on May 2, 2025, May 8, 2025 (two filings), May 9, 2025, May 13, 2025, May 23, 2025, June 6, 2025, June 10, 2025, June 23, 2025 (Form 8-K (1)), June 23, 2025 (Form 8-K (2)), June 23, 2025 (Form 8-K/A (3)), July 3, 2025, July 7, 2025, July 16, 2025, July 22, 2025, August 7, 2025, September 5, 2025, September 30, 2025, October 16, 2025, December 1, 2025, December 4, 2025, January 6, 2026, January 20, 2026, January 23, 2026, January 30, 2026, February 2, 2026, February 10, 2026, February 19, 2026, February 23, 2026, March 2, 2026, and March 18, 2026, in each case to the extent the information in such reports is filed and not furnished;

(e) The description of the Company’s common stock, par value $0.001 per share, filed as Exhibit 4.2 to the Company Annual Report on Form 10-K filed by the Company with the SEC on April 1, 2022.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items, subsequent to the date hereof and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall also be deemed to be incorporated by reference herein and to be a part hereof from the dates of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Pursuant to our bylaws we have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that such person is or was one of our directors, officers, employees or agents, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Our bylaws also give us the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in our right to procure a judgment in our favor by reason of the fact that such person is or was one of our directors, officers, employees or agents, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to our best interests and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of such person’s duty to us unless and only to the extent that a court of competent jurisdiction or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

Our bylaws also provide that to the extent that one of our directors, officers, employees or agents has been successful on the merits or otherwise in the defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Our bylaws further provide that our Board of Directors may by a vote of a majority of the full Board of Directors, authorize us to purchase and maintain insurance on behalf of any person who is or was one of our directors, officers, employees or agents, or is or was serving at our request as a director.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit Number	Exhibit Description
4.1	Second Amended and Restated Certificate of Incorporation of Lottery.com Inc., incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (File No. 001-38508), as amended, filed with the SEC on November 4, 2021.

4.2	Certificate of Amendment to the Certificate of Incorporation of the Company (filed January 27, 2026), incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (File No. 001-38508) filed with the SEC on January 30, 2026

4.3	Amended and Restated Bylaws of Lottery.com, incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K (File No. 001-38508), as amended, filed with the SEC on November 4, 2021.

4.4	Warrant Agreement, dated as of May 29, 2018, between TDAC and Continental Stock Transfer & Trust Company, as warrant agent, incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K (File No. 001-38508), filed with the SEC on June 4, 2018.

4.6*	Lottery.com 2021 Incentive Plan.

4.7	Form of Option Award Agreement under the Lottery.com 2021 Incentive Plan (incorporated by reference to Exhibit 10.18 of the Annual Report on Form 10-K filed by Lottery.com with the SEC on April 1, 2022).

4.8	Form of Restricted Stock Unit Award Agreement under the Lottery.com 2021 Incentive Plan (incorporated by reference to Exhibit 10.19 of the Annual Report on Form 10-K filed by Lottery.com with the SEC on April 1, 2022).

4.9	Form of Director Restricted Stock Unit Award Agreement under the Lottery.com 2021 Incentive Plan (incorporated by reference to Exhibit 10.20 of the Annual Report on Form 10-K filed by Lottery.com with the SEC on April 1, 2022).

5.1*	Opinion of Arent Fox Schiff LLP

23.1*	Consent of Boladale Lawal & Company, independent registered public accounting firm for the Company.

23.2*	Consent of ArentFox Schiff LLP (included in Exhibit 5.1 to this Registration Statement).

24.1*	Power of Attorney of certain officers and directors (included on the signature page to this Registration Statement).

107*	Filing Fee Table

* Filed herewith.

Item 9. Undertakings.

(a) The Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act.

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) herein do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Fort Worth, Texas, on March 26, 2026.

Sports Entertainment Gaming Global Corporation
(Registrant)

By:	/s/ Robert J. Stubblefield
Robert J. Stubblefield
Interim Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Robert J. Stubblefield or Gregory Potts as attorney-in-fact and agent, with full power of substitution and re-substitution, to sign on his or her behalf, individually and in any and all capacities, including the capacities stated below, any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:

SIGNATURE	TITLE	DATE

/s/ Robert J. Stubblefield	Interim Chief Executive Officer, Chief Financial Officer, and Director
Robert J. Stubblefield	(Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)	March 26, 2026

/s/ Marc Bircham
Marc Bircham	Chairman	March 26, 2026

/s/ Christopher Gooding
Christopher Gooding	Director	March 26, 2026

/s/ Tamer Hassan
Tamer Hassan	Director	March 26, 2026

/s/ Warran Macal
Warran Macal	Director	March 26, 2026

/s/ Paul S. Jordan
Paul S. Jordan	Director	March 26, 2026

/s/ Daniel Bailey
Daniel Bailey	Director	March 26, 2026